Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

AMPHENOL REPORTS RECORD THIRD QUARTER 2022 RESULTS

AND ANNOUNCES DIVIDEND INCREASE

Third Quarter 2022 Highlights:

●	Record sales of $3.295 billion, up 17% in U.S. dollars and 18% organically compared to the third quarter of 2021
●	Record GAAP and Adjusted Diluted EPS of $0.80, up 19% and 23% compared to prior year
●	GAAP and Adjusted Operating Margin of 20.7% and 21.0%
●	Record Operating and Free Cash Flow of $576 million and $457 million
●	Announces acquisition of Integrated Cable Assembly Holdings, Inc. (ICA)
●	Increases quarterly dividend by 5% to $0.21 per share

Wallingford, Connecticut, October 26, 2022. Amphenol Corporation (NYSE: APH) today reported third quarter 2022 results.

“We are pleased to have closed the third quarter of 2022 with record sales and Adjusted Diluted EPS, both of which exceeded the high end of our guidance,” said Amphenol President and Chief Executive Officer, R. Adam Norwitt. “Sales increased from prior year by a strong 17%, supported by robust growth across virtually all our end markets, as well as contributions from the Company’s acquisition program which were partially offset by the impact of the strengthening U.S. dollar. Despite the many challenges in the world economy, we again realized strong profitability, with Adjusted Operating Margin reaching 21.0% and Adjusted Diluted EPS growing by an impressive 23% from prior year. We are very proud of the Company’s outstanding performance in this challenging and dynamic quarter.”

“During the third quarter, Amphenol continued to deploy its financial strength in a variety of ways to increase shareholder value. To that end, the Company purchased 2.4 million shares of its common stock for $170 million and paid dividends of $119 million, resulting in total capital returned to shareholders of $289 million.”

“We remain focused on expanding our growth opportunities through a deep commitment to developing enabling technologies for customers across our served markets, an ongoing strategy of market and geographic diversification and an active and successful acquisition program. To that end, we are excited to have closed on the acquisition of Integrated Cable Assembly Holdings, Inc. (ICA) in September. With locations across North America and with annual sales of approximately $90 million, ICA manufactures a broad array of cable assemblies for a diversified range of applications, particularly in the industrial market. This acquisition further expands our offering of high-technology, value-added interconnect products in the diversified industrial market, while adding another talented management team to the Amphenol family.”

Increase in Quarterly Dividend

On October 25, 2022, the Company’s Board of Directors approved a 5% increase in the Company’s quarterly dividend, from $0.20 per share to $0.21 per share. The new dividend amount will be paid on January 11, 2023 to shareholders of record as of December 20, 2022.

Fourth Quarter and Full Year 2022 Outlook

The current economic environment remains uncertain and is increasingly dynamic. Assuming conditions do not meaningfully worsen and assuming constant exchange rates, for the fourth quarter of 2022, Amphenol expects sales to be in the range of $3.090 billion to $3.150 billion. This represents 2% to 4% growth over the fourth quarter of 2021 and includes a 5 percentage point negative currency impact. Adjusted Diluted EPS is expected to be in the range of $0.73 to $0.75, representing 4% to 7% growth over the fourth quarter of 2021. For the full year 2022, we expect sales to be in the range of $12.474 billion to $12.534 billion. This represents 15% growth over 2021 and includes a 3 percentage point negative currency impact. Adjusted Diluted EPS is expected to be in the range of $2.95 to $2.97, representing 19% to 20% growth over 2021.

“Despite the ongoing challenges and uncertainties around the world, we are very pleased with the Company’s strong third quarter results,” Mr. Norwitt continued. “The revolution in electronics continues to accelerate, creating exciting and dynamic long-term growth opportunities for Amphenol across each of our diversified end markets. Our ongoing drive to leverage our competitive advantages and create sustained financial strength, as well as our initiatives to expand our product offerings, both organically and through our acquisition program, have created an excellent base for the Company’s future performance. I am confident in the ability of our outstanding entrepreneurial management team to continue to dynamically adjust to changing market conditions, to capitalize on the wide array of growth opportunities that arise in all market cycles and to continue to generate sustainable long-term value for our shareholders and other stakeholders. Most importantly, I remain truly grateful to our team for their extraordinary efforts in navigating the myriad of challenges around the world while continuing to strongly support our customers and drive outstanding operating performance.”

Conference Call and Webcast Details

The Company will host a conference call to discuss its third quarter results at 1:00 PM (EDT) on Wednesday, October 26, 2022. The toll-free dial-in number is 888-455-0949; International dial-in number is +1-773-799-3973; Passcode: LAMPO. A replay of the call will be available until 10:59 PM (EST) on Saturday, November 26, 2022. The replay numbers are toll free 800-234-4804; International toll number +1-203-369-3686; Passcode: 7183.

A live broadcast as well as a replay of the call can be accessed through the Investor Relations section of the company’s website at https://investors.amphenol.com.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks. For more information, visit www.amphenol.com.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP” or “U.S. GAAP”). This press release also contains certain non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income from continuing operations attributable to Amphenol Corporation, Adjusted Effective Tax Rate, Adjusted Diluted EPS (from continuing operations), Organic Sales Growth, and Free Cash Flow (collectively, “non-GAAP financial measures”), which are intended to supplement the reported GAAP results. Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Non-GAAP financial measures related to operating income, operating margin, net income from continuing operations attributable to Amphenol Corporation, effective tax rate and diluted EPS (from continuing operations) exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. All non-GAAP financial measures and their most directly comparable U.S. GAAP financial measures presented within this press release are on a continuing operations basis only and exclude any results associated with discontinued operations. Non-GAAP financial measures related to net sales exclude the impact related to foreign currency exchange and acquisitions. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release. However, such non-GAAP financial measures should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on our management’s assumptions and beliefs about future events or circumstances using information currently available, and as a result, they are subject to risks and uncertainties. Forward-looking statements address events or developments that Amphenol Corporation expects or believes may or will occur in the future. These forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “ongoing,” “optimistic,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other words and terms of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates or other matters. Although the Company believes the expectations reflected in all forward-looking statements, including those we may make regarding fourth quarter and full year 2022 sales and Adjusted Diluted EPS, among other matters, are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, which include, but are not limited to, the following: political, economic, military and other risks related to operating in countries outside the United States, as well as changes in general economic conditions, geopolitical conditions, U.S. trade policies (including but not limited to sanctions) and other factors beyond the Company’s control; future risks and existing uncertainties associated with adverse public health developments, including epidemics and pandemics such as the COVID-19 pandemic, which continues to disrupt our operations including government regulations that inhibit our ability to operate certain of our facilities in the ordinary course, travel restrictions, supplier constraints, supply chain interruptions, logistics challenges and limitations, labor disruptions and reduced demand from certain customers; uncertainties associated with an economic slowdown or recession that could negatively affect the financial condition of our customers and could result in reduced demand; risks associated with our inability to obtain certain raw materials and components in the current challenging supply chain environment, as well as inflationary risks, including the risk that the cost of certain of the Company’s raw materials and components is increasing; negative impacts caused by extreme weather conditions and natural catastrophic events, including those caused by climate change and global warming; risks associated with the improper conduct by any of our employees, customers, suppliers, distributors or any other business partners which could impair our business reputation and financial results and could result in our non-compliance with anti-corruption laws and regulations of the U.S. government and various foreign jurisdictions; changes in exchange rates of the various currencies in which the Company conducts business; the risks associated with the Company’s dependence on attracting, recruiting, hiring and retaining skilled employees, including as part of our various management teams; the Company’s dependence on sales to the communications industry, which markets are dominated by large manufacturers and operators who regularly exert significant pressure on suppliers, including the Company; changes in defense expenditures in the military market, including the impact of reductions or changes in the defense budgets of U.S. and foreign governments; risks and difficulties in trying to compete successfully on the basis of technology innovation, product quality and performance, price, customer service and delivery time; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses, including the potential for the impairment of goodwill and other intangible assets; events beyond the Company’s control that could lead to an inability to meet its financial and other covenants, which could result in a default under the Company’s revolving credit facility or unsecured term loan credit facility; risks associated with the Company’s inability to access the global capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; changes in interest rates; cybersecurity threats, including but not limited to malware, phishing, credential harvesting, ransomware and other increasingly sophisticated attacks, that could impair our information technology systems and could disrupt business operations, result in the loss of or inability to access confidential information and critical business, financial or other data, and/or cause the release of highly sensitive confidential information, any of which could adversely impact our reputation and operating results and potentially lead to litigation and/or governmental investigations and fines; government contracting risks that the Company may be subject to, including laws and regulations governing reporting obligations, performance of government contracts and related risks associated with conducting business with the U.S. and other foreign governments or their suppliers (both directly and indirectly); governmental export and import controls that certain of our products may be subject to, including export licensing, customs regulations, economic sanctions and other laws; changes in fiscal and tax policies, audits and examinations by taxing authorities, laws, regulations and guidance in the United States and foreign jurisdictions; any difficulties in protecting the Company’s intellectual property rights; litigation, customer claims, product recalls, governmental investigations, criminal liability or environmental matters including changes to laws and regulations to which the Company may be subject; and incremental costs and other risks that may arise in connection with regulatory efforts to combat the negative effects of climate change. In addition, the extent to which the COVID-19 pandemic will continue to impact our business and financial results going forward will be dependent on future developments such as the length and severity of the crisis, the impact of any additional resurgences from known or new variants, current and future government regulations and actions in response to the crisis, the timing, availability, effectiveness and adoption rates of vaccines and treatments, and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain uncertain and unpredictable.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the Securities and Exchange Commission. These or other uncertainties may cause the Company’s actual future results to be materially different from those expressed in any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Contact:

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net sales	$3,295.2	$2,818.5	$9,383.8	$7,849.5
Cost of sales	2,235.2	1,928.6	6,393.1	5,388.9
Gross profit	1,060.0	889.9	2,990.7	2,460.6
Acquisition-related expenses	12.0	—	12.0	55.4
Selling, general and administrative expenses	366.9	318.7	1,059.0	893.0
Operating income	681.1	571.2	1,919.7	1,512.2

Interest expense	(32.8)	(29.0)	(91.3)	(86.7)
Other income (expense), net	2.6	—	6.6	(0.3)
Income from continuing operations before income taxes	650.9	542.2	1,835.0	1,425.2
Provision for income taxes (1)	(150.4)	(120.5)	(429.2)	(302.8)
Net income from continuing operations	500.5	421.7	1,405.8	1,122.4
Less: Net income from continuing operations attributable to noncontrolling interests	(3.9)	(2.9)	(11.0)	(6.9)
Net income from continuing operations attributable to Amphenol Corporation	496.6	418.8	1,394.8	1,115.5
Income from discontinued operations attributable to Amphenol Corporation, net of income taxes of ($1.5) and ($1.8) for 2021, respectively	—	7.7	—	10.3
Net income attributable to Amphenol Corporation	$496.6	$426.5	$1,394.8	$1,125.8

Net income per common share attributable to Amphenol Corporation — Basic:
Continuing operations	$0.83	$0.70	$2.34	$1.87
Discontinued operations, net of income taxes	—	0.01	—	0.02
Net income attributable to Amphenol Corporation - Basic	$0.83	$0.71	$2.34	$1.88

Weighted average common shares outstanding — Basic	595.3	597.7	596.6	597.8

Net income per common share attributable to Amphenol Corporation — Diluted:
Continuing operations (2)	$0.80	$0.67	$2.24	$1.79
Discontinued operations, net of income taxes	—	0.01	—	0.02
Net income attributable to Amphenol Corporation - Diluted (2)	$0.80	$0.68	$2.24	$1.80

Weighted average common shares outstanding — Diluted	619.3	625.8	621.5	624.6

Note: Per share amounts may not add due to rounding.

Note 1  Provision for income taxes for the three months ended September 30, 2022 and 2021 includes excess tax benefits related to stock-based compensation of $10.6 million ($0.02 per share) and $12.3 million ($0.02 per share), respectively. Provision for income taxes for the nine months ended September 30, 2022 and 2021 includes excess tax benefits related to stock-based compensation of $21.9 million ($0.04 per share) and $34.3 million ($0.05 per share), respectively. Provision for income taxes for the nine months ended September 30, 2021 also included a discrete tax benefit of $14.9 million ($0.02 per share) related to the settlement of uncertain tax positions in certain non-U.S. jurisdictions.

Note 2  Net income per share for the three months ended September 30, 2022 and 2021 includes the excess tax benefits related to stock-based compensation discussed in Note 1. Net income per share for the three months ended September 30, 2022 also includes acquisition-related expenses of $12.0 million ($10.5 million after-tax, or $0.02 per share) comprised primarily of external transaction costs as well as the amortization related to the value associated with acquired backlog resulting from an acquisition that closed in 2022.

Net income per share for the nine months ended September 30, 2022 and 2021 includes excess tax benefits related to stock-based compensation discussed in Note 1. Net income per share for the nine months ended September 30, 2022 includes the acquisition-related expenses discussed above. Net income per share for the nine months ended September 30, 2021 included the discrete tax benefit discussed in Note 1, as well as acquisition-related expenses of $55.4 million ($44.6 million after-tax, or $0.07 per share) comprised of transaction, severance, restructuring and certain non-cash costs related to the MTS acquisition.

Excluding these effects and the impact of rounding, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $0.80 and $0.65 for the three months ended September 30, 2022 and 2021, respectively, and $2.23 and $1.78 for the nine months ended September 30, 2022 and 2021, respectively.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	September 30,	December 31,
	2022	2021
ASSETS

Current Assets:
Cash and cash equivalents	$1,189.0	$1,197.1
Short-term investments	63.0	44.3
Total cash, cash equivalents and short-term investments	1,252.0	1,241.4
Accounts receivable, less allowance for doubtful accounts of $55.6 and $43.5, respectively	2,640.1	2,454.8
Inventories	2,080.1	1,894.1
Prepaid expenses and other current assets	354.7	367.9

Total current assets	6,326.9	5,958.2

Property, plant and equipment, less accumulated depreciation of $1,904.1 and $1,961.6, respectively	1,166.9	1,175.3
Goodwill	6,337.5	6,376.8
Other intangible assets, net	753.8	756.9
Other long-term assets	512.8	411.2

Total Assets	$15,097.9	$14,678.4

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY

Current Liabilities:
Accounts payable	$1,393.6	$1,312.0
Accrued salaries, wages and employee benefits	369.0	366.2
Accrued income taxes	124.5	88.8
Accrued dividends	119.0	119.8
Other accrued expenses	645.9	556.3
Current portion of long-term debt	2.9	4.0

Total current liabilities	2,654.9	2,447.1

Long-term debt, less current portion	4,750.3	4,795.9
Accrued pension and postretirement benefit obligations	165.3	193.4
Deferred income taxes	442.4	424.2
Other long-term liabilities	436.1	438.7

Total Liabilities	8,449.0	8,299.3

Redeemable noncontrolling interest	20.2	19.0

Equity:
Common stock	0.6	0.6
Additional paid-in capital	2,565.1	2,409.0
Retained earnings	4,775.1	4,278.9
Treasury stock, at cost	(97.5)	(100.0)
Accumulated other comprehensive loss	(672.4)	(286.5)

Total stockholders’ equity attributable to Amphenol Corporation	6,570.9	6,302.0

Noncontrolling interests	57.8	58.1

Total Equity	6,628.7	6,360.1

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$15,097.9	$14,678.4

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Cash from operating activities:
Net income from continuing operations	$500.5	$421.7	$1,405.8	$1,122.4

Adjustments to reconcile net income from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	102.7	95.2	284.6	274.5
Stock-based compensation expense	23.6	21.2	64.2	60.2
Deferred income tax (benefit) provision	(0.9)	12.1	17.6	24.9
Net change in components of working capital	(45.1)	(219.2)	(274.3)	(414.1)
Net change in other long-term assets and liabilities	(4.8)	(2.6)	(28.6)	(7.5)
Net cash provided by operating activities from continuing operations	576.0	328.4	1,469.3	1,060.4
Net cash provided by operating activities from discontinued operations	—	32.4	—	9.1
Net cash provided by operating activities	576.0	360.8	1,469.3	1,069.5

Cash from investing activities:
Capital expenditures	(121.0)	(90.9)	(290.2)	(274.2)
Proceeds from disposals of property, plant and equipment	1.7	0.8	4.5	2.4
Purchases of investments	(101.3)	(45.8)	(304.6)	(128.0)
Sales and maturities of investments	153.2	44.5	220.6	129.3
Acquisitions, net of cash acquired	(213.7)	—	(288.2)	(1,531.0)
Other, net	7.9	2.7	7.4	(8.5)
Net cash used in investing activities from continuing operations	(273.2)	(88.7)	(650.5)	(1,810.0)
Net cash used in investing activities from discontinued operations	—	(1.3)	—	(4.7)
Net cash used in investing activities	(273.2)	(90.0)	(650.5)	(1,814.7)

Cash from financing activities:
Proceeds from issuance of senior notes and other long-term debt	1.2	748.5	2.9	749.9
Repayments of senior notes and other long-term debt	(2.7)	(229.1)	(7.5)	(616.2)
Proceeds from short-term borrowings	—	—	44.9	—
Repayments of short-term borrowings	(24.8)	—	(44.9)	—
Borrowings (repayments) under commercial paper programs, net	(18.8)	(476.3)	111.9	925.0
Payment of costs related to debt financing	—	(6.1)	(0.4)	(6.1)
Payment of deferred purchase price related to acquisitions	—	—	—	(4.1)
Purchase of treasury stock	(170.1)	(170.9)	(560.1)	(491.0)
Proceeds from exercise of stock options	71.8	77.6	114.1	180.9
Distributions to and purchases of noncontrolling interests	(0.3)	(3.0)	(4.4)	(11.3)
Dividend payments	(119.1)	(86.6)	(358.4)	(260.0)
Transfers to discontinued operations	—	(28.7)	—	(28.7)
Net cash (used in) provided by financing activities from continuing operations	(262.8)	(174.6)	(701.9)	438.4
Net cash used in financing activities from discontinued operations	—	(7.1)	—	(0.1)
Net cash (used in) provided by financing activities	(262.8)	(181.7)	(701.9)	438.3

Effect of exchange rate changes on cash and cash equivalents	(66.2)	(6.4)	(125.0)	(15.5)

Net (decrease) increase in cash and cash equivalents	(26.2)	82.7	(8.1)	(322.4)

Cash and cash equivalents balance of continuing operations, beginning of period	1,215.2	1,209.4	1,197.1	1,702.0
Cash and cash equivalents included in Current assets held for sale, beginning of period	—	87.5	—	—
Cash and cash equivalents balance, end of period	$1,189.0	$1,379.6	$1,189.0	$1,379.6
Less: Cash and cash equivalents included in Current assets held for sale, end of period	—	111.5	—	111.5
Cash and cash equivalents balance of continuing operations, end of period	$1,189.0	$1,268.1	$1,189.0	$1,268.1

Cash paid for:
Interest	$32.9	$27.8	$86.3	$78.8
Income taxes, net	140.4	96.4	387.8	305.4

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net sales:
Harsh Environment Solutions	$793.8	$706.6	$2,311.9	$2,030.9
Communications Solutions	1,518.0	1,271.1	4,216.5	3,414.4
Interconnect and Sensor Systems	983.4	840.8	2,855.4	2,404.2
Consolidated Net sales	$3,295.2	$2,818.5	$9,383.8	$7,849.5

Operating income:
Harsh Environment Solutions	$207.1	$184.7	$596.8	$524.0
Communications Solutions	341.6	276.7	927.2	716.3
Interconnect and Sensor Systems	185.3	146.5	522.8	432.0

Stock-based compensation expense	(23.6)	(21.2)	(64.2)	(60.2)
Acquisition-related expenses	(12.0)	—	(12.0)	(55.4)
Other operating expenses	(17.3)	(15.5)	(50.9)	(44.5)
Consolidated Operating income	$681.1	$571.2	$1,919.7	$1,512.2

Operating margin (%):
Harsh Environment Solutions	26.1%	26.1%	25.8%	25.8%
Communications Solutions	22.5%	21.8%	22.0%	21.0%
Interconnect and Sensor Systems	18.8%	17.4%	18.3%	18.0%

Stock-based compensation expense	-0.7%	-0.8%	-0.7%	-0.8%
Acquisition-related expenses	-0.4%	0.0%	-0.1%	-0.7%
Other operating expenses	-0.5%	-0.6%	-0.5%	-0.6%

Consolidated Operating margin (%)	20.7%	20.3%	20.5%	19.3%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Non-GAAP financial measures related to net sales exclude the impact of foreign currency exchange rates and acquisitions. Non-GAAP financial measures related to operating income, operating margin, net income from continuing operations attributable to Amphenol Corporation, effective tax rate and diluted EPS from continuing operations exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded from such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. All non-GAAP financial measures and their most directly comparable U.S. GAAP financial measures presented in the following tables are on a continuing operations basis only and exclude any results associated with discontinued operations. The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the periods presented:

NET SALES

			Percentage Growth (relative to same prior year period) (1)

			Net sales	Foreign	Constant		Organic
			growth in	currency	Currency Net	Acquisition	Net Sales
			U.S. Dollars (2)	impact (3)	Sales Growth (5)	impact (4)	Growth (5)
Three Months Ended September 30,	2022	2021	(GAAP)	(non-GAAP)	(non-GAAP)	(non-GAAP)	(non-GAAP)
Net sales by:
Segment:
Harsh Environment Solutions	$793.8	$706.6	12%	(5)%	17%	3%	14%
Communications Solutions	1,518.0	1,271.1	19%	(2)%	22%	5%	17%
Interconnect and Sensor Systems	983.4	840.8	17%	(7)%	24%	1%	23%
Consolidated	$3,295.2	$2,818.5	17%	(4)%	21%	3%	18%

Nine Months Ended September 30,
Net sales by:
Segment:
Harsh Environment Solutions	$2,311.9	$2,030.9	14%	(3)%	17%	1%	16%
Communications Solutions	4,216.5	3,414.4	23%	(1)%	25%	6%	19%
Interconnect and Sensor Systems	2,855.4	2,404.2	19%	(5)%	24%	5%	19%
Consolidated	$9,383.8	$7,849.5	20%	(3)%	22%	5%	18%

(1)	Percentages in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.

(2)	Net sales growth in U.S. dollars is calculated based on Net sales as reported in the Condensed Consolidated Statements of Income. While the term “net sales growth in U.S. dollars” is not considered a U.S. GAAP financial measure, for purposes of this table, we derive the reported (GAAP) measure based on GAAP results, which serves as the basis for the reconciliation to its comparable non-GAAP financial measures.

(3)	Foreign currency translation impact, a non-GAAP measure, represents the percentage impact on net sales resulting from foreign currency exchange rate changes in the current reporting period(s) compared to the same respective period(s) in the prior year. Such amount is calculated by subtracting net sales for the current reporting period(s) translated at average foreign currency exchange rates for the respective prior year period(s) from net sales for the current reporting period(s), taken as a percentage of the respective prior year period(s) net sales.

(4)	Acquisition impact, a non-GAAP measure, represents the percentage impact on net sales resulting from acquisitions that have not been included in the Company's consolidated results for the full current period(s) and/or prior comparable period(s) presented. Such net sales related to these acquisitions do not reflect the underlying growth of the Company on a comparative basis. Acquisition impact is calculated as a percentage of the respective prior year period(s) net sales.

(5)	The following are definitions of certain non-GAAP financial measures presented in the table(s) above, which may be referred to within this press release. For purposes of this press release, the terms “constant currencies” and “organically” have the same meaning as the following non-GAAP financial measures, respectively:

Constant Currency Net Sales Growth is defined as the period-over-period percentage change in net sales growth, excluding the impact of changes in foreign currency exchange rates. The Company’s results are subject to volatility related to foreign currency translation fluctuations. As such, management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars, as well as Organic Net Sales Growth (defined below) and Constant Currency Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

Organic Net Sales Growth is defined as the period-over-period percentage change in net sales growth resulting from operating volume and pricing changes, and excludes (i) the foreign currency translation impact, which is outside the control of the Company, and (ii) the acquisition impact, both as described above and which do not reflect the underlying growth of the Company on a comparative basis. Management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars, as well as Constant Currency Net Sales Growth (defined above) and Organic Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(Unaudited)

(dollars in millions, except per share data)

OPERATING RESULTS

	Three Months Ended September 30,
	2022					2021
			Net Income					Net Income
			attributable to	Effective				attributable to	Effective
	Operating	Operating	Amphenol	Tax	Diluted	Operating	Operating	Amphenol	Tax	Diluted
	Income	Margin (i)	Corporation	Rate (i)	EPS	Income	Margin (i)	Corporation	Rate (i)	EPS
Reported (GAAP)	$681.1	20.7%	$496.6	23.1%	$0.80	$571.2	20.3%	$418.8	22.2%	$0.67
Acquisition-related expenses	12.0	0.4	10.5	(0.2)	0.02	—	—	—	—	—
Excess tax benefits related to stock-based compensation	—	—	(10.6)	1.6	(0.02)	—	—	(12.3)	2.3	(0.02)
Adjusted (non-GAAP) (ii) (iii)	$693.1	21.0%	$496.5	24.5%	$0.80	$571.2	20.3%	$406.5	24.5%	$0.65

	Nine Months Ended September 30,
	2022					2021
			Net Income					Net Income
			attributable to	Effective				attributable to	Effective
	Operating	Operating	Amphenol	Tax	Diluted	Operating	Operating	Amphenol	Tax	Diluted
	Income	Margin (i)	Corporation	Rate (i)	EPS	Income	Margin (i)	Corporation	Rate (i)	EPS
Reported (GAAP)	$1,919.7	20.5%	$1,394.8	23.4%	$2.24	$1,512.2	19.3%	$1,115.5	21.2%	$1.79
Acquisition-related expenses	12.0	0.1	10.5	(0.1)	0.02	55.4	0.7	44.6	(0.2)	0.07
Excess tax benefits related to stock-based compensation	—	—	(21.9)	1.2	(0.04)	—	—	(34.3)	2.4	(0.05)
Discrete tax item	—	—	—	—	—	—	—	(14.9)	1.0	(0.02)
Adjusted (non-GAAP) (ii) (iii)	$1,931.7	20.6%	$1,383.4	24.5%	$2.23	$1,567.6	20.0%	$1,110.9	24.5%	$1.78

FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Operating Cash Flow (GAAP)	$576.0	$328.4	$1,469.3	$1,060.4
Capital expenditures (GAAP)	(121.0)	(90.9)	(290.2)	(274.2)
Proceeds from disposals of property, plant and equipment (GAAP)	1.7	0.8	4.5	2.4
Free Cash Flow (non-GAAP) (iii)	$456.7	$238.3	$1,183.6	$788.6

Note: All data in the tables above are on a continuing operations basis only and exclude results associated with discontinued operations.

(i)	While the terms “operating margin” and “effective tax rate” are not considered U.S. GAAP financial measures, for purposes of this table, we derive the reported (GAAP) measures based on GAAP results, which serve as the basis for the reconciliation to their comparable non-GAAP financial measures.

(ii)	All percentages and per share amounts in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.

(iii)	The following are definitions of non-GAAP financial measures presented in the tables above, which may be referred to within this press release:

Adjusted Operating Income is defined as Operating income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income from continuing operations attributable to Amphenol Corporation is defined as Net income from continuing operations attributable to Amphenol Corporation (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Effective Tax Rate is defined as Provision for income taxes (as reported in the Condensed Consolidated Statements of Income) expressed as a percentage of Income from continuing operations before income taxes (as reported in the Condensed Consolidated Statements of Income), each excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share from continuing operations (as reported in accordance with U.S. GAAP), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented. Adjusted Diluted EPS is calculated as Adjusted Net Income from continuing operations attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Condensed Consolidated Statements of Income).

Free Cash Flow is defined as (i) Net cash provided by operating activities from continuing operations (“Operating Cash Flow” - as reported in accordance with U.S. GAAP) less (ii) capital expenditures (as reported in accordance with U.S. GAAP), net of proceeds from disposals of property, plant and equipment (as reported in accordance with U.S. GAAP), all of which are derived from the Condensed Consolidated Statements of Cash Flow. Free Cash Flow is an important liquidity measure for the Company, as we believe it is useful for management and investors to assess our ability to generate cash, as well as to assess how much cash can be used to reinvest in the growth of the Company or to return to stockholders through either stock repurchases or dividends.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - GUIDANCE

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined earlier as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Adjusted Diluted EPS, a non-GAAP financial measure, excludes income and expenses that are not directly related to the Company's operating performance during the periods presented. Items excluded from such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. Adjusted Diluted EPS is not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of current guidance for GAAP Diluted earnings per share (Diluted EPS) to Adjusted Diluted EPS (non-GAAP) for both the fourth quarter and the full year 2022:

	GUIDANCE (1)
	FOURTH QUARTER 2022	FULL YEAR 2022

Diluted EPS (GAAP)	$0.72 - $0.74	$2.96 - $2.98

Acquisition-related expenses, net of tax	$0.01	$0.03

Excess tax benefits related to stock-based compensation	-	($0.04)

Adjusted Diluted EPS (non-GAAP) (2)	$0.73 - $0.75	$2.95 - $2.97

(1)	Forward-looking Adjusted Diluted EPS reflected in our guidance excludes certain income and expenses, described above, that are not directly related to the Company's operating performance. Such items are excluded from our guidance for the forward-looking periods only to the extent that such items have either (i) already been reflected in periods reported and are therefore included in the forward-looking full-year period or (ii) the Company reasonably expects to record such items in the forward-looking periods presented and such amounts are estimable. The Company currently estimates approximately $7.0 million ($0.01 per share) of acquisition-related expenses in the fourth quarter of 2022, which is related to the recent acquisition of ICA. As such, the fourth quarter and full year 2022 guidance reflects the impact of these acquisition-related expenses in the fourth quarter of 2022, and in the case of the full year guidance, also includes the impact of the items that were recognized during the nine months ended September 30, 2022.

(2)	Per share amounts in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.